UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):      June 30, 2021

Primerica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of principal executive offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Other Events

On June 30, 2021, Primerica, Inc., a Delaware corporation (the “Company”), entered into an Amendment (the “Amendment”) to the previously announced Share Purchase Agreement (the “Purchase Agreement”)  by and among Etelequote Limited, a company incorporated and existing under the laws of Bermuda (“ETQ”), Primerica Newco, Inc. (“ETQ Holdco”), a newly-formed Delaware corporation and subsidiary of the Company, Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the shareholders of ETQ (such shareholders, the “Selling Shareholders”) and the Selling Shareholders. Pursuant to the Amendment, among other things, the parties modified an element of the purchase price calculation relating to debt held at closing and the calculation of earnout payments.

The foregoing description of the terms of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01    Other Events

On July 1, 2021, the Company completed its previously announced acquisition of the operating subsidiaries of ETQ pursuant to the terms of the Purchase Agreement and the Amendment (the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, ETQ Holdco purchased from the Selling Shareholders 100% of the issued and outstanding capital stock of e-TeleQuote Insurance, Inc., a Florida corporation that operates as a field marketing organization and licensed insurance agency appointed to sell Medicare health plan options in all 50 states and Puerto Rico (“e-TeleQuote”), for consideration of  (i) approximately $340 million in cash, (ii) $15 million in an unsecured, subordinated note, guaranteed by the Company and issued by ETQ Holdco to ETQ’s majority shareholder (the “Majority Shareholder Note”) and (iii) common shares of ETQ Holdco constituting 20% of the total issued and outstanding shares of capital stock of ETQ Holdco issued to ETQ’s minority shareholders, resulting in ETQ Holdco being an 80%-owned indirect subsidiary of the Company. The Purchase Agreement also contemplates the potential for contingent consideration of up to $50 million to be paid by the Company or ETQ Holdco to the Selling Shareholders in the form of earnout payments of up to $25 million in each of 2022 and 2023. In conjunction with the Acquisition, the Company also replaced e-TeleQuote’s existing debt with lower cost funding provided by the Company (the “Replacement Facility”). The Company funded the Acquisition and the draw on the Replacement Facility using cash, a draw on the Company’s revolving credit facility, and the Majority Shareholder Note.

The foregoing description of the terms of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2021, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

2.1	Share Purchase Agreement dated as of April 16, 2021, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2021.

2.2	Amendments to Share Purchase Agreement dated as of June 30, 2021.

99.1*	Press Release issued by Primerica, Inc. dated July 1, 2021.

104Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2021		PRIMERICA, INC.

	By:	/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Chief Governance Officer and Deputy General Counsel

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